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Exhibit 11.1                CITYSCAPE FINANCIAL CORP.
                        COMPUTATION OF EARNINGS PER SHARE

                                                               THREE MONTHS ENDED                       NINE MONTHS ENDED
                                                                  SEPTEMBER 30,                            SEPTEMBER 30,
                                                             1998              1997                   1998              1997
                                                             ----              ----                   ----              ----
Earnings (loss) from continuing operations               ($ 46,559,664)    ($ 47,371,328)        ($133,630,551)     ($ 32,410,967)
Preferred stock dividends                                   (2,436,488)       (1,035,315)           (6,097,567)        (2,102,189)
Preferred stock default payments                            (5,792,899)               --           (13,615,115)                --
                                                         -------------     -------------         -------------      -------------
EARNINGS (LOSS) APPLICABLE TO COMMON STOCK                 (54,789,051)      (48,406,643)         (153,343,233)       (34,513,156)
Earnings (loss) from discontinued operations                        --       (22,271,374)                   --        (16,425,467)
                                                         -------------     -------------         -------------      -------------
NET EARNINGS (LOSS) APPLICABLE TO COMMON STOCK           ($ 54,789,051)    ($ 70,678,017)        ($153,343,233)     ($ 50,938,623)
                                                         -------------     -------------         -------------      -------------

ADJUSTMENT TO NET EARNINGS (LOSS):
   Add:  After-tax interest expense from Convertible
                Debentures                                          --                --                    --                 --
            Preferred stock dividends                               --                --                    --                 --
                                                         -------------     -------------         -------------      -------------
   TOTAL ADJUSTMENTS                                                --                --                    --                 --
                                                         -------------     -------------         -------------      -------------

Earnings (loss) applicable to common stock               ($ 54,789,051)    ($ 48,406,643)        ($153,343,233)     ($ 34,513,156)
Earnings (loss) from discontinued operations                        --       (22,271,374)                   --        (16,425,467)
                                                         -------------     -------------         -------------      -------------
ADJUSTED NET EARNINGS (LOSS) APPLICABLE TO COMMON
  STOCK                                                  ($ 54,789,051)    ($ 70,678,017)        ($153,343,233)     ($ 50,938,623)
                                                         =============     =============         =============      =============

WEIGHTED AVERAGE COMMON SHARES                              64,878,969        32,346,059            56,566,295         30,936,205

Effect of dilutive securities:
     Warrants                                                       --                --                    --                 --
     Stock options                                                  --                --                    --                 --
     Convertible preferred stock                                    --                --                    --                 --
     Convertible Debentures                                         --                --                    --                 --
                                                         -------------     -------------         -------------      -------------

ADJUSTED WEIGHTED AVERAGE COMMON SHARES                     64,878,969        32,346,059            56,566,295         30,936,205
                                                         =============     =============         =============      =============

EARNINGS (LOSS) PER COMMON SHARE: (1)
  BASIC
    Continuing operations                                       ($0.84)           ($1.50)               ($2.71)            ($1.12)
    Discontinued operations                                         --             (0.69)                   --              (0.53)
                                                         -------------     -------------         -------------      -------------
       NET (LOSS) EARNINGS                                      ($0.84)           ($2.19)               ($2.71)            ($1.65)
                                                         =============     =============         =============      =============

  DILUTED
    Continuing operations                                       ($0.84)           ($1.50)               ($2.71)            ($1.12)
    Discontinued operations                                         --             (0.69)                   --              (0.53)
                                                         -------------     -------------         -------------      -------------
       NET (LOSS) EARNINGS                                      ($0.84)           ($2.19)               ($2.71)            ($1.65)
                                                         =============     =============         =============      =============


(1) For the three and nine months ended September 30, 1998 and 1997, the incremental shares from assumed conversions are not included in computing the diluted share amounts because their effect would be antidilutive since an increase in the number of shares would reduce the amount of loss per share. Therefore, basic and diluted EPS figures are the same amount.